UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):      June 25, 2024

SecureWorks Corp.
(Exact name of registrant as specified in its charter)

Delaware		001-37748	27-0463349
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway NE
Suite 500
Atlanta,	Georgia		30328
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (404) 327-6339
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock,	SCWX	The Nasdaq Stock Market LLC
par value $0.01 per share		(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
(e) As described under Item 5.07 of this report, on June 25, 2024, the stockholders of SecureWorks Corp. (the “Company”) voted at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) to approve an amendment (the “Plan Amendment”) to the SecureWorks Corp. 2016 Long-Term Incentive Plan, as amended and restated (the “Plan”), to increase the number of shares of the Company’s Class A common stock issuable under the Plan by 7,500,000 shares.
The Company’s Board of Directors approved the Plan Amendment, subject to stockholder approval at the 2024 Annual Meeting, on May 14, 2024. The Plan Amendment became effective at the time of stockholder approval.
The Plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, unrestricted stock, dividend equivalent rights, other equity-based awards and cash bonus awards to employees, officers and non-employee directors of the Company or any of its affiliates and other eligible service providers. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals.
A copy of the Plan, as amended and restated as of June 25, 2024, is filed as Exhibit 10.1 to this report and is incorporated by reference in this Item 5.02. The material terms of the Plan as so amended and restated are described in the Company’s definitive proxy statement on Schedule 14A for the 2024 Annual Meeting filed with the Securities and Exchange Commission on May 15, 2024 (the “2024 Proxy Statement”).
Item 5.07    Submission of Matters to a Vote of Security Holders.
(a) On June 25, 2024, the Company held its 2024 Annual Meeting. At the 2024 Annual Meeting, the Company’s stockholders voted on four proposals. The proposals are described in the 2024 Proxy Statement.
(b) As of the record date for the 2024 Annual Meeting, an aggregate of 88,362,846 shares of the Company’s common stock were outstanding and entitled to vote at the meeting, of which 18,362,846 are shares of Class A common stock and 70,000,000 are shares of Class B common stock.
Each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to ten votes per share.
The final voting results with respect to each proposal voted upon at the 2024 Annual Meeting are set forth below.
Proposal 1
The holders of the outstanding shares of both classes of the Company’s common stock, voting together as a single class, elected to the Company’s Board of Directors each of the nominees specified in the 2024 Proxy Statement to serve as a Class II director, each for a three-year term expiring at the Company’s 2027 annual meeting of stockholders and until the director’s successor is duly elected and qualified, based on the following numbers of votes:

Director Nominee	For	Withheld	Broker Non-Votes
Pamela Daley	706,137,240	2,628,094	7,360,069
Kyle Paster	706,475,959	2,289,375	7,360,069
There were no abstentions with respect to this proposal.
Proposal 2
The holders of the outstanding shares of both classes of the Company’s common stock, voting together as a single class, ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending January 31, 2025, based on the following numbers of votes:

For	Against	Abstentions
715,877,729	221,573	26,101
There were no broker non-votes with respect to this proposal.
Proposal 3

The holders of the outstanding shares of both classes of the Company’s common stock, voting together as a single class, approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the 2024 Proxy Statement, based on the following numbers of votes:

For	Against	Abstentions	Broker Non-Votes
707,297,556	1,465,574	2,204	7,360,069
Proposal 4
The holders of the outstanding shares of both classes of the Company’s common stock, voting together as a single class, approved an amendment to increase the number of shares of Class A common stock issuable under the SecureWorks Corp. 2016 Long-Term Incentive Plan, as amended and restated, by 7,500,000 shares, based on the following number of votes:

For	Against	Abstentions	Broker Non-Votes
704,635,099	2,888,267	1,241,968	7,360,069
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits. The following documents are herewith filed as exhibits to this report:

Exhibit No.	Exhibit Description

10.1	SecureWorks Corp. 2016 Long-Term Incentive Plan, as amended and restated as of June 25, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 25, 2024	SecureWorks Corp.

		By:	/s/ Alpana Wegner
Alpana Wegner
Chief Financial Officer
(Duly Authorized Officer)

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